Exhibit 99.1

FOR IMMEDIATE RELEASE

ESS Inc. Welcomes Alexi Wellman to Board of Directors

Will also serve as Chair of the ESS Board Audit Committee

Wilsonville, OR—October 20, 2021: ESS Tech, Inc. (NYSE:GWH) (“ESS” or “ESS Inc.”), a U.S. manufacturer of long-duration batteries for commercial and utility-scale energy storage applications, announces the appointment of Alexi Wellman to the company’s Board of Directors, effective October 12, 2021. She will also serve as Chair of the ESS Board Audit Committee.

Ms. Wellman has been the Chief Financial Officer of Altaba, Inc. since June 2017. She was Vice President, Finance and ultimately Vice President, Global Controller of Yahoo Inc. from November 2013 to June 2017 and Chief Financial Officer of Nebraska Book Company from December 2011 to June 2013. Prior to her employment with Nebraska Book Company, she was a practicing certified public accountant with KPMG LLP for 18 years, over 7 years of which she served as an audit partner.

Ms. Wellman brings a wealth of knowledge and experience in financial management, accounting and corporate governance to the ESS board, gained from working with a wide range of multinational companies across different industrial and technology sectors.

Ms. Wellman currently serves on the Board of Directors and is an audit committee and compensation committee member of Werner Enterprise, Inc. (NASDAQ: WERN) and Bilander Acquisition Corp (NASDAQ:TWCB). Previously, she has served on the Board of Directors of numerous companies including Endurance International Group, Inc., Yahoo Japan, TWC Tech Holdings II Corp., and Nebula Caravel Acquisition Corp.

“I am excited to join the Board of Directors of ESS at such a pivotal time,” stated Ms. Wellman, “given ESS’s potential ability to impact the decarbonization mission. I look forward to bringing my extensive experience in providing financial oversight to numerous public companies to the board.”

“We are very pleased to have Alexi join our team at a key moment in ESS’ history as a publicly traded company,” said Eric Dresselhuys, ESS CEO. “Her experience will prove invaluable as we scale up production, expand our global sales network, and execute on our growth plans.”

Ms. Wellman joins ESS board members Michael R. Niggli (Chair), Eric Dresselhuys, Craig Evans, Raffi Garabedian, Rich Hossfeld, Shirley Speakman, Kyle Teamey, and Daryl Wilson.

About ESS, Inc.

ESS Inc. (NYSE: GWH) designs, builds and deploys environmentally sustainable, low-cost, iron flow batteries for long-duration commercial and utility-scale energy storage applications requiring from 4 to 12 hours of flexible energy capacity. The Energy Warehouse™ and Energy Center™ use earth-abundant iron, salt, and water for the electrolyte, resulting in an environmentally benign, long-life energy storage solution for the world’s renewable energy infrastructure. Established in 2011, ESS Inc. enables project developers, utilities, and commercial and industrial facility owners to make the transition to more flexible non-lithium-ion storage that is better suited for the grid and the environment. For more information, visit www.essinc.com.

Forward-Looking Statements

This communication contains certain forward-looking statements, including statements regarding ESS’ and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Certain of these risks are identified and discussed in the section titled “Risk Factors” in the definitive proxy statement/prospectus filed by ACON S2 Acquisition Corp. with the Securities and Exchange Commission (“SEC”) on September 14, 2021 (the “Proxy Statement”). These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Readers should carefully review the statements set forth in the reports which ESS has filed or will file from time to time with the SEC, including the Proxy Statement.

Contacts

Investors:

Erik Bylin

investors@essinc.com

Media:

Gene Hunt

Trevi Communications, Inc.

978-750-0333 x.101

gene@trevicomm.com